Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-95035 of Pinnacle West Capital Corporation on Form S-8 of our report dated June 25, 2001 appearing in this Annual Report on Form 11-K of The Pinnacle West Capital Corporation Savings Plan for the year ended December 31, 2000.


DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP
Phoenix, Arizona
June 25, 2001